                      MUTUAL FUND FEE AND EXPENSE AGREEMENT

          THIS AGREEMENT is made as of this 30th day of September, 2005 by and among Columbia Funds Master Investment Trust, a Delaware statutory trust, for itself and on behalf of its series listed on Schedule A attached hereto, Columbia Funds Series Trust, a Delaware statutory trust, for itself and on behalf of its series listed on Schedule A attached hereto, Columbia Management Advisors, LLC, a Delaware limited liability company ("CMA") and Columbia Management Distributors, Inc., a Massachusetts corporation ("CMD").

          WHEREAS, Columbia Funds Master Investment Trust and Columbia Funds Series Trust (each a "Company" and together, the "Companies") are each open-end investment companies registered under the Investment Company Act of 1940;

          WHEREAS, CMA, an investment adviser registered under the Investment Advisers Act of 1940, serves as investment adviser to each of the Companies pursuant to separate investment advisory agreements (the "Investment Advisory Agreements");

          WHEREAS, CMA serves as administrator to each of the Companies pursuant to separate administration agreements (the "Administration Agreements"); and

          WHEREAS, CMD serves as distributor to Columbia Funds Series Trust pursuant to a distribution agreement (the "Distribution Agreement");

          NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

          1. INVESTMENT ADVISORY FEE WAIVERS. The parties hereby agree that CMA shall waive any investment advisory fees payable to it under the Investment Advisory Agreements to the extent reflected for each series set forth in Schedule A attached hereto.

          2. ADMINISTRATION FEE WAIVERS. The parties hereby agree that CMA shall waive any administration fees payable to it under the Administration Agreements to the extent reflected for each series set forth in Schedule A attached hereto.

          3. 12B-1 DISTRIBUTION AND SHAREHOLDER SERVICING FEE WAIVERS. The parties hereby agree that CMD shall waive any 12b-1 distribution and/or shareholder servicing fees payable to it under the Distribution Agreement to the extent reflected for each series set forth in Schedule A attached hereto.

          4. LIMITATION OF TOTAL OPERATING EXPENSE RATIOS--INVESTMENT ADVISORY, ADMINISTRATION FEE RATIOS AND OTHER EXPENSES. The parties hereby agree that CMA as appropriate shall waive any advisory fees payable to it under the Investment Advisory Agreements, waive any administration fees payable to it under the Administration Agreements, or reimburse other expenses of the series to the extent necessary to ensure that covered expenses (as defined below) do not exceed the total operating expense ratio for each series set forth in Schedule A attached hereto, absent a determination by the Companies' Boards of Trustees that extraordinary circumstances or a material reduction in portfolio assets has occurred that has made it appropriate to permit an increase in total operating expense ratios. "Covered expenses" include all expenses incurred by a series that are required to be included as an expense in a series' Form N-1A Fee Table and accordingly exclude brokerage commissions and other transaction charges and interest on borrowed money and also exclude rule 12b-1 distribution and/or shareholder servicing fees and expenses that are deemed extraordinary by Columbia Funds Series Trust's Board of Trustees.

          5. AUTOMATIC RENEWAL. This Agreement shall renew automatically, on the same terms identified herein, for a period of one year from each anniversary date of this Agreement (August 1, 2005 was the original anniversary date of this Agreement before it was assumed by CMA and CMD during a series of service provider transitions) unless prior to such an anniversary, CMA and/or CMD provide notice to the appropriate Board of Trustees of a Company of any proposals to increase, decrease or eliminate fee waivers and/or limits on total operating expense ratios for one or more series for a subsequent year. Any renewal of this Agreement does not preclude CMA or CMD from requesting that a Company's Board of Trustees approve changes to the fee waivers and/or total operating expense ratio limits prior to a subsequent renewal.

          6. ENTIRE AGREEMENT; MODIFICATION; AMENDMENT. This Agreement constitutes the entire agreement of the parties with respect to its subject matter. Each provision herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the enforceability of any such other provision or agreement. In addition, each provision herein shall be treated as separate and independent with respect to each Company and shall be treated as separate and independent from such provision or agreement with respect to each of the other Companies. No modification or amendment of this Agreement shall be binding unless in writing and executed by the parties affected thereby.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date above first written.

COLUMBIA FUNDS MASTER INVESTMENT        COLUMBIA FUNDS SERIES TRUST, for itself
TRUST, for itself and on behalf of      and on behalf of its series listed on
its series listed on Schedule A         Schedule A attached hereto
attached hereto


By: /s/ Christopher L. Wilson           By: /s/ Christopher L. Wilson
    ---------------------------------       ------------------------------------


COLUMBIA MANAGEMENT ADVISORS, LLC       COLUMBIA MANAGEMENT DISTRIBUTORS, INC.


By: /s/ J. Kevin Connaughton            By: /s/ Donald E. Froude
    ---------------------------------       ------------------------------------

                                                                      Schedule A

         COLUMBIA FUNDS CONTRACTUAL ADVISORY/ADMINISTRATION FEE WAIVERS
                  PERIOD FROM AUGUST 1, 2006, TO JULY 31, 2007


                           ADVISORY   ADMINISTRATION
FIXED INCOME FUNDS          WAIVERS       WAIVERS
------------------         --------   --------------
Columbia Short Term Bond      n/a          0.02%

                           ADVISORY   ADMINISTRATION
EQUITY FUNDS                WAIVERS       WAIVERS
------------               --------   --------------
Columbia Large Cap Value      (1)           (1)
Columbia LifeGoal Income   0.10%(2)      0.10%(3)

(1) CMA shall waive a specified portion (0.04% of net assets) of the administration fees payable to it under the Administration Agreement on assets up to $500 million. Fees will not be waived on assets in excess of $500 million. Commencing upon the consummation of the reorganization of Columbia Growth and Income Fund into Columbia Large Cap Value Fund, in addition to such waiver, CMA shall waive administration fees payable to it under the Administration Agreement and/or CMA shall waive advisory fees payable to it under the Investment Advisory Agreement to the extent necessary to ensure that the combined total of such fees does not exceed the following fee schedule:

          0.77% up to $500 million
          0.72% in excess of $500 million and up to $1 billion 0.60% in excess of $1 billion and up to $1.5 billion 0.60% in excess of $1.5 billion and up to $3 billion 0.60% in excess of $3 billion and up to $6 billion 0.58% in excess of $6 billion

(2) CMA shall waive advisory fees payable to it under the Investment Advisory Agreement on assets invested in individual securities and CMA-advised Fixed Income Sector Portfolios.

(3) CMA shall waive administration fees payable to it under the Administration Agreement on assets invested in other Columbia Funds (Fixed Income Sector Portfolios are not considered Columbia Funds).

                                                                      Schedule A

                                 COLUMBIA FUNDS
              EXPENSE COMMITMENTS ESTABLISHED AT OVERALL FUND LEVEL
                  PERIOD FROM AUGUST 1, 2006, TO JULY 31, 2007

                                                   FUND LEVEL EXPENSE COMMITMENT *
                                                   -------------------------------
TAX-EXEMPT FUNDS
Columbia Municipal Income**                                    0.60%
Columbia Short Term Municipal Bond**                           0.40%
Columbia California Intermediate Municipal**                   0.50%
Columbia Florida Intermediate Municipal**                      0.50%
Columbia Georgia Intermediate Municipal**                      0.50%
Columbia Maryland Intermediate Municipal**                     0.50%
Columbia North Carolina Intermediate Municipal**               0.50%
Columbia South Carolina Intermediate Municipal**               0.50%
Columbia Texas Intermediate Municipal**                        0.50%
Columbia Virginia Intermediate Municipal**                     0.50%

FIXED INCOME FUNDS
Columbia High Income                                           0.93%
Columbia Total Return Bond**                                   0.60%
Columbia Intermediate Core Bond**                              0.81%

EQUITY INDEX FUNDS
Columbia Large Cap Index**                                     0.14%
Columbia Large Cap Enhanced Core**                             0.50%
Columbia Mid Cap Index                                         0.14%
Columbia Small Cap Index**                                     0.21%

CORE PORTFOLIO
High Income Portfolio**                                        0.10%

FUND-OF FUNDS
Columbia LifeGoal Income**                                     0.42%

EQUITY FUNDS
Columbia Mid Cap Value**                                       1.25%
Columbia Small Cap Value II**                                  1.30%
Columbia Small Cap Growth II**                                 1.15%

INTERNATIONAL FUNDS
Columbia Global Value**                                        1.40%
Columbia Marsico International Opportunities                   1.50%

* Waivers of CMA advisory and/or administration fees and/or other expense reimbursements will result in the listed fund level expense commitments (excluding 12b-1 distribution/shareholder servicing/shareholder administration fees and the Board approved class specific account expense relating to R Shares).

** CMA and CMD are entitled to recover from the Fund any fees waived and/or expenses reimbursed for a three year period following the date of such fee waiver and/or reimbursement if such recovery does not cause the Fund's total operating expenses to exceed the expense commitment then in effect.

                                                                      Schedule A

                                 COLUMBIA FUNDS
              EXPENSE COMMITMENTS ESTABLISHED AT OVERALL FUND LEVEL
                  PERIOD FROM AUGUST 1, 2006, TO JULY 31, 2007

                                            FUND LEVEL EXPENSE CAP *
                                            ------------------------
MONEY MARKET FUNDS
Columbia California Tax-Exempt Reserves**             0.20%
Columbia Cash Reserves**                              0.20%
Columbia Government Reserves**                        0.20%
Columbia Money Market Reserves**                      0.20%
Columbia Municipal Reserves**                         0.20%
Columbia New York Tax-Exempt Reserves**               0.20%
Columbia Tax-Exempt Reserves**                        0.20%
Columbia Treasury Reserves**                          0.20%

* Waivers of CMA advisory and/or administration fees and/or other expense reimbursements will result in the listed Fund level expense commitments (excluding 12b-1 distribution/shareholder servicing/shareholder administration fees and the Board approved class specific account expense relating to R Shares).

** CMA and CMD are entitled to recover from the Fund any fees waived and/or expenses reimbursed for a three year period following the date of such fee waiver and/or reimbursement if such recovery does not cause the Fund's total operating expenses to exceed the expense commitment then in effect.

                                                                      Schedule A

           COLUMBIA FUNDS CONTRACTUAL 12B-1 DISTRIBUTION FEE WAIVERS
                  PERIOD FROM AUGUST 1, 2006, TO JULY 31, 2007

                                              12B-1 DISTRIBUTION FEE
                                                     WAIVERS *
                                              ----------------------
MONEY MARKET FUNDS (LIQUIDITY CLASS SHARES)
Columbia California Tax-Exempt Reserves                0.10%
Columbia Cash Reserves                                 0.10%
Columbia Government Reserves                           0.10%
Columbia Money Market Reserves                         0.10%
Columbia Municipal Reserves                            0.10%
Columbia New York Tax-Exempt Reserves                  0.10%
Columbia Tax-Exempt Reserves                           0.10%
Columbia Treasury Reserves                             0.10%

                                              SHAREHOLDER SERVICING FEE
                                                      WAIVERS *
                                              -------------------------
MONEY MARKET FUNDS (LIQUIDITY CLASS SHARES)
Columbia California Tax-Exempt Reserves                 0.10%
Columbia Cash Reserves                                  0.10%
Columbia Government Reserves                            0.10%
Columbia Money Market Reserves                          0.10%
Columbia Municipal Reserves                             0.10%
Columbia New York Tax-Exempt Reserves                   0.10%
Columbia Tax-Exempt Reserves                            0.10%
Columbia Treasury Reserves                              0.10%

* CMD waives its 12b-1 distribution fees and/or shareholder servicing fees to the extent necessary to achieve a combined waiver of 0.10%, therefore, to the extent that CMD waives 12b-1 distribution fees and/or waives shareholder servicing fees, the total of such 12b-1 distribution and/or shareholder servicing fee waivers will not exceed 0.10%.

                                                                      Schedule A

                                 COLUMBIA FUNDS
              EXPENSE COMMITMENTS ESTABLISHED AT OVERALL FUND LEVEL
               PERIOD FROM FEBRUARY 15, 2006, TO FEBRUARY 15, 2008

                                                    OTHER OPERATING EXPENSES CAP *
                                                    ------------------------------
MASTERS PORTFOLIOS
Columbia Masters Global Equity Portfolio**                       0.00%
Columbia Masters Heritage Portfolio**                            0.00%
Columbia Masters International Equity Portfolio**                0.00%

* Waivers of CMA advisory and/or administration fees and/or other expense reimbursements will result in the listed fund level expense commitments (excluding any management fess, distribution and service fees, interest, fees on borrowing, extraordinary expenses and expenses associated with the Portfolios' investments in other investment companies).